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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2011

TYCO ELECTRONICS LTD.
(Exact Name of Registrant as Specified in its Charter)

Switzerland (Jurisdiction of Incorporation)	98-0518048 (IRS Employer Identification Number)

001-33260
(Commission File Number)

Rheinstrasse 20
CH-8200 Schaffhausen
Switzerland
(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        At the Annual General Meeting of Shareholders of Tyco Electronics Ltd. (the "Company") held on March 9, 2011, shareholders of the Company approved certain amendments to the Company's Articles of Association to change the name of the Company from Tyco Electronics Ltd. to TE Connectivity Ltd. and to reapprove the Board of Director's authority to issue shares out of the Company's authorized capital for an additional two year period ending on March 9, 2013 (the "Amendments").

        The Amendments became effective upon their registration with the commercial register of the Canton of Schaffhausen, Switzerland on March 10, 2011. The proposals to adopt the Amendments were previously disclosed in the Company's definitive proxy statement filed with the Securities and Exchange Commission on January 20, 2011.

        The Company also amended and restated its Organizational Regulations to reflect its new name.

        The shares of the Company will continue to trade on the New York Stock Exchange under the symbol "TEL." The new CUSIP number for the Company's registered shares, effective March 17, 2011, is H84989104.

        The foregoing description of the Amendments is qualified in its entirety by reference to the Company's amended and restated Articles of Association and amended and restated Organizational Regulations, which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

  (d)
  Exhibits

Exhibit Number	Description
3.1	Articles of Association of TE Connectivity Ltd. (TE Connectivity AG) (TE Connectivity SA), as amended and restated
3.2	Organizational Regulations of TE Connectivity Ltd. (TE Connectivity AG) (TE Connectivity SA), as amended and restated
4.1	Form of Share Certificate (reflecting TE Connectivity Ltd.)

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO ELECTRONICS LTD. (Registrant)
By:	/s/ HAROLD G. BARKSDALE
Harold G. Barksdale Corporate Secretary

Date: March 10, 2011

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  Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES